EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pegasus Tel. Inc. (the "Company") on Form 10-Q/A for the nine months ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony DiBiase, President and Chief Executive Officer, of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 15, 2011

Anthony DiBiase

Name: Anthony DiBiase

Title: President, Chief Executive Officer

(Principal Executive Officer)